EXHIBIT 99.1
SELECTICA APPOINTS RICHARD HEAPS CHIEF FINANCIAL OFFICER AND GENERAL COUNSEL
SAN JOSE, Calif., Sept. 9, 2008 — Selectica (NASDAQ: SLTC), a leading provider of enterprise contract lifecycle management solutions, today announced the appointment of Richard Heaps as Chief Financial Officer and General Counsel.
Mr. Heaps brings more than 25 years of operational and financial management experience to Selectica. Most recently, he was managing director of The Management Group, LLC, a financial and strategic management advisory practice focused on early-stage technology companies. Prior to that, Mr. Heaps served as CFO and COO of Clarent Corporation and CFO and General Counsel of Centura Software. He also has held various positions at Unisoft, Oracle and Dataquest. Mr. Heaps has a J.D. and M.B.A. from Stanford University, where he was an Arjay Miller Scholar, and a B.A. from Yale University, where he graduated magna cum laude.
“We are delighted to welcome Rich to Selectica as our new CFO and General Counsel,” said Brenda Zawatski, co-chair of Selectica. “His breadth and depth of experience with software companies, combined with his track record of success in financial, legal and operational areas will be a tremendous asset for our team. I look forward to his valuable insights and contributions to the continuing evolution of this company.”
“I am excited to be joining the Selectica organization at a time of transformation,” said Heaps. “The company’s product leadership and global customers are key strategic elements of an exciting opportunity. I look forward to working with the entire Selectica team to move the company forward.”
About Selectica
Selectica provides its customers with software solutions that automate the complexities of enterprise contract management and sales configuration lifecycles. The company’s high-performance solutions underlie and unify critical business functions including sourcing, procurement, governance, sales and revenue recognition. Selectica has been providing innovative, enterprise-class solutions for the world’s largest companies for over 10 years and has generated substantial savings for its customers. Selectica customers represent leaders in manufacturing, technology, retail, healthcare and telecommunications, including: ABB, Ace Hardware, Bell Canada, Cisco, Covad Communications, General Electric, Hitachi, Juniper Networks, Levi Strauss & Co., Rockwell Automation, Tellabs, and 7-Eleven. Selectica is headquartered in San Jose, CA. For more information, visit the company’s Web site at www.selectica.com.
Forward Looking Statements
Certain statements in this release and elsewhere by Selectica are “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Selectica’s products and services; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-K, and other reports filed by the Company with the Securities and Exchange Commission.
Investor Contact:
Scott Wilson, 415-785-7945, ir@selectica.com
Media Contact:
Tom Woolf, 415-259-5638, pr@selectica.com